                              FORBEARANCE AGREEMENT


                  THIS FORBEARANCE AGREEMENT (this "Agreement"), dated as of November 13, 2000, is entered into by and among Foothill Capital Corporation, a California corporation ("Foothill"), on the one hand, and K-Tel International
(USA), Inc. ("USA"), Dominion Entertainment, Inc. ("Entertainment"), K-Tel Consumer Products, Inc. ("Consumer"), K-Tel TV, Inc. ("TV"), K-Tel Video, Inc. ("Video"; and collectively with USA, Entertainment, Consumer, and TV, hereinafter collectively referred to as "Borrowers"), and K-Tel International, Inc. ("International") and K-Tel OnLine, Inc. ("OnLine, and collectively with International, "Guarantors"), in light of the following:

                  A. Foothill and Borrowers have entered into that certain Loan and Security Agreement, dated as of November 20, 1997 (as amended and as may be amended from time to time, the "Loan Agreement") pursuant to the terms and conditions of which Foothill agreed to make loans and advances to Borrowers (collectively, the "Loans").

                  B. As collateral security for the Loans and the Obligations (as defined in the Loan Agreement), each Borrower granted to Foothill under the Loan Agreement a security interest and lien in substantially all of its assets (collectively, the "Collateral").

                  C. The Obligations of the Borrowers under and pursuant to the Loan Agreement are unconditionally guaranteed by that certain Continuing Guaranty of International, dated as of November 19, 1997, and amended on November 29, 1997, and that certain Continuing Guaranty of OnLine, dated as of November 29, 1997 (collectively, the "Guaranties").

                  D. Borrowers have executed and delivered certain other documents, agreements and instruments in connection with the Loan Agreement and Guaranties (collectively, together with this Agreement and all other documents, instruments and agreements executed and/or delivered by Borrowers or Guarantors to Foothill, the "Loan Documents").

                  E. An Event of Default, as defined in the Loan Agreement, has occurred and is continuing due to the Net Worth (as defined in the Loan Agreement) of International as of the fiscal quarter ending September 30, 2000 being negative $14.8 Million (less than the positive $4 Million required on that date by SECTION 7.20 of the Loan Agreement) (the "Existing Default").

                  F. Borrowers and Guarantors have requested that Foothill agree to forbear in the exercise of its rights and remedies arising from the occurrence and continuation of the Existing Default, and, except as set forth herein, Foothill has agreed to so forebear for a limited period of time, subject to the terms and conditions of this Agreement.

                  NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                  1.       DEFINITIONS.

                           Unless expressly defined herein, all terms used
herein shall have the meanings assigned thereto in the Loan Documents.

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                  2.       ACKNOWLEDGMENT AND WAIVER REGARDING EXISTING DEFAULT.

                           Borrowers and Guarantors hereby acknowledge and
agree that the Existing Default has occurred and is continuing. Borrowers and Guarantors hereby waive the right to contest the occurrence, existence, accuracy or materiality of the Existing Default.

                  3.       ACKNOWLEDGMENT OF DEBT.

                           Borrowers and Guarantors hereby acknowledge and
agree that as of November 13, 2000, Borrowers are obligated to Foothill in an amount in excess of $6,052,032.34 (including an outstanding principal balance of the Term Loan of $3,404,874).

                  4.       FORBEARANCE AND AGREEMENT TO FINANCE.

                           (a)      Subject to the terms and conditions
hereof, upon compliance with all of the conditions precedent set forth in this Agreement and upon compliance with all of the agreements and covenants hereunder and under the Loan Documents, Foothill agrees to forbear from the exercise of its rights and remedies under the Loan Documents, as modified, arising from the occurrence and/or continuation of the Existing Default. In addition, so long as Foothill's agreement to forbear hereunder remains effective pursuant to the terms and conditions hereof and no additional Event of Default has occurred, Foothill agrees to provide Borrower with Advances under the Loan Agreement pursuant to the terms thereof; PROVIDED, HOWEVER, that the definition of "Maximum Amount" for purposes of SECTION 2.1(a) of the Agreement shall mean $3,000,000.

                           (b)      The foregoing forbearance agreement shall
expire upon the earlier of (i) January 12, 2001 (or, if the outstanding principal balance of the Term Loan has been reduced to $2,904,874 or less, March 12, 2001), or (ii) the occurrence of any Event of Default other than the Existing Default ("Forbearance Period").

                           (c)      Nothing set forth herein shall be
considered as a waiver by Foothill of the Existing Default (which default Foothill will suffer to exist only upon the terms set forth in this Agreement) or of any other Event of Default which may have occurred or which may be disclosed to or be discovered by Foothill prior to the date hereof. Upon the occurrence, disclosure or discovery of any other Default or Event of Default, or upon any Borrower's or any Guarantor's failure to satisfy or comply with any condition precedent or covenant set forth in this Agreement, the Forbearance Period shall immediately terminate, at Foothill's election and without notice to Borrowers or Guarantors, and Foothill may enforce any or all of its remedies under the Loan Documents, at law or in equity.

                  5.       CONDITIONS PRECEDENT.

                           The effectiveness of this Agreement and the
continuation of Foothill's agreement to forbear as provided above is expressly conditioned upon the performance and satisfaction in full during the entire term of the Forbearance Period, in a manner satisfactory to Foothill, in its sole discretion, of each and all of the following:

                           (a)      On or before December 13, 2000, Borrowers
shall hire, and at all times thereafter continue to retain, a crisis manager, approved by Foothill, to oversee the management of each Borrower's operations.

                           (b)      On or before November 20, 2000, Borrowers
shall cause to be delivered to Foothill an amendment to the Intercreditor Agreement dated as of September 27, 1999 (the

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"Intercreditor Agreement") between Foothill and K-5 Leisure Products, Inc.
("K-5"), pursuant to which K-5 acknowledges and agrees to the subordination provisions reflected in paragraph 5(d)(2) below.

                           (c)      On or before November 20, 2000, deliver
to Foothill a detailed projection, substantially in the form of EXHIBIT 5(c) attached hereto, and otherwise satisfactory to Foothill, showing the Borrowing Base and Borrowers' estimated cash flows on a weekly basis for the remainder of the Forbearance Period.

                           (d)      During the Forbearance Period each
Borrower agrees as follows:

                                    (1)     Effective as of November 1, 2000,
all Obligations (except for undrawn Letters of Credit) shall bear interest at a per annum rate equal to four percentage points above the Reference Rate, and the Letter of Credit Fee provided in SECTION 2.6(b) of the Loan Agreement shall be increased to 5.25% per annum times the aggregate undrawn amount of all outstanding Letters of Credit. Should there occur and be continuing an Event of Default (other than the Existing Default) or should the Forbearance Period expire, then notwithstanding anything to the contrary contained in
Section 2.6(c) of the Agreement (i) all Obligations (except for undrawn Letters of Credit) shall bear interest at a per annum rate equal to eight percentage points above the Reference Rate and (ii) the Letter of Credit fee provided in Section 2.6(b) shall be increased to 9.25% per annum times the aggregate undrawn amount of all outstanding Letters of Credit.

                                    (2)     Borrowers will not make any
payments in respect of the Subordinated Creditor Indebtedness (as defined in the Intercreditor Agreement), until the Obligations have been indefeasibly paid in full, in cash; PROVIDED, HOWEVER, that if no Event of Default (other than the Existing Default while the Forbearance Period is still in effect) has occurred and is continuing, then USA may make payments to K-5 so long as:
(i) such payments are made solely from collections of Accounts arising out of the sale by USA of DVD products purchased from K-5 on or after November 1, 2000; (ii) at least 60 days have passed between the date of the invoice from K-5 to USA for such DVD products and the receipt of such collections by USA;
(iii) the amount repaid to K-5 arising out of any Account collections shall not exceed the amount USA owes to K-5 in respect of the DVD products that were sold by USA to create such Accounts; and (iv) the payments shall not result in the amount of Subordinated Creditor Indebtedness (as defined in the Intercreditor Agreement) being less than $1,945,000. Each of the foregoing conditions to payment shall be documented to Foothill's satisfaction before such payment is made.

                                    (3)     Borrowers agree to cause K-Tel
DVD, Inc. to enter into a continuing guaranty of the Obligations, a blanket security agreement and related security documentation satisfactory to Foothill.

                                    (4)     Borrowers agree that Foothill
shall have the right to impose a daily reserve against availability for Borrowers' payroll and month-end charges due Foothill for principal, interest and other fees and charges payable to Foothill pursuant to the Loan Documents.

                                    (5)     Borrowers shall not be entitled
to any Overadvances, and any that inadvertently arise shall be immediately repaid in full.

                           (e)      Each Borrower agrees not to transfer any
of its monies or other assets except in the usual and ordinary course of its business. In addition, each Borrower agrees that it will make no extraordinary payments of any type whatsoever and will not increase any compensation or pay any bonuses to its officers or directors during the term of this Forbearance Agreement; PROVIDED, HOWEVER, that Borrowers may pay the regularly scheduled payment of Ken Onstad's deferred

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compensation in the amount of $8,500 on or before January 31, 2001 and may pay the regularly scheduled payment of Merrill Ayers' bonus in the amount of $5,000 on or before December 31, 2000 without violating this SECTION 5(e).

                  The failure to perform any one or more of the foregoing conditions precedent shall constitute an additional Event(s) of Default.

                  6.       COVENANTS.

                           From and after the date hereof until the
Obligations are fully and finally paid, Borrowers and Guarantors each represent, warrant and covenant to Foothill that Borrowers and/or Guarantors shall cause each and all of the foregoing conditions precedent to be fulfilled and to continue to be satisfied.

                  7.       LOAN DOCUMENTS AND GUARANTY CONFIRMATIONS.

                           Borrowers and Guarantors hereby confirm the
validity and effectiveness of their respective Loan Documents in light of the terms and provisions of this Agreement. This acknowledgment and confirmation shall in no way be deemed to constitute a requirement or admission by Foothill that any such acknowledgment or confirmation is required to maintain the effectiveness of the Loan Documents, no such acknowledgment and confirmation being so required. Except as expressly modified herein, the Loan Documents shall remain in full force and effect.

                  8.       RELEASES.

                           (a)      Effective upon the execution hereof, and
notwithstanding any failure of any Borrower to satisfy any of the conditions precedent set forth above, Borrowers and Guarantors each hereby agree that, without any further act, Foothill is fully and forever released and discharged from any and all claims for damages or losses to Borrowers or Guarantors (whether these damages or losses are known or unknown, foreseen or unforeseen, or patent or latent) including, without limitation, tort claims, demands, actions and causes of action of any nature, whatsoever arising under or relating to the Loan Documents or any of the transactions related thereto, prior to the date hereof, and Borrowers and Guarantors waive application of California Civil Code Section 1542.

                  Borrowers and Guarantors certify that they have read the following provisions of California CIVIL CODE Section 1542:

         A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

                  Borrowers and Guarantors understand and acknowledge that the significance and consequence of this waiver of California CIVIL CODE
Section 1542 is that even if they should eventually suffer additional damages arising out of the facts referred to above, they will not be able to make any claim for those damages. Furthermore, Borrowers and Guarantors acknowledge that they intend these consequences even as to claims for damages that may exist as of the date of this release but which they do not know exist, and which, if known, would materially affect their decision to execute this Agreement, regardless of whether their lack of knowledge is the result of ignorance, oversight, error, negligence, or any other cause.

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                  9.       MERGER.

                           This Agreement merges all negotiations,
stipulations and provisions relating to the subject matter of this Agreement which preceded or may accompany the execution of this Agreement.

                  10.      NOTICE.

                           Any notices which may be required hereunder may be
given as provided in the Loan Documents.

                  11.      FOOTHILL'S EXPENSES.

                           All costs and expenses incurred by Foothill to
document or negotiate this Agreement, or any other document, agreement or instrument contemplated hereby, including but not limited to, the legal fees and costs of Buchalter, Nemer, Fields & Younger, a Professional Corporation shall be paid by Borrowers concurrently with the execution hereof, or at the option of Foothill, shall be added to the Obligations owing to Foothill under the Loan Documents, and shall thereafter bear interest as set forth therein.

                  12.      COUNTERPARTS.

                           This Agreement may be executed in counterparts and
by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute but one and the same Agreement. This Agreement shall become effective upon the execution of a counterpart of this Agreement by each of the parties hereto.

                  13.      GOVERNING LAW.

                           This Agreement and its exhibits shall be construed
in accordance with and governed by the internal laws, other than choice of laws, of the State of California, regardless of where executed or performed. If any provision of this Agreement or its exhibits shall be determined to be invalid, void or illegal, such provision shall be construed and amended in a manner which would permit its enforcement, but in no event shall such provision affect, impair or invalidate any other provision hereof.

                  14.      VENUE.

                           Any action to enforce the terms hereof, or
involving this Agreement, shall be filed in the Superior Court of the State of California, for the County of Los Angeles.

                  15.      WAIVER OF JURY TRIAL.

                           IN ANY ACTION TO ENFORCE THE TERMS HEREOF, OR
INVOLVING THIS AGREEMENT, BORROWERS AND GUARANTORS KNOWINGLY AND VOLUNTARILY WAIVE ANY AND ALL RIGHTS EACH MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION, CLAIM, RIGHT OR REMEDY, WHETHER ARISING IN CONTRACT, TORT, AT LAW OR IN EQUITY UNDER OR IN CONNECTION WITH THIS AGREEMENT, AND ANY OF THE OTHER LOAN DOCUMENTS, AND CONSENT TO A COURT TRIAL BEFORE A JUDGE.

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

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of November __, 2000.

                                   FOOTHILL CAPITAL CORPORATION
                                   "Foothill"


                                   By
                                     ------------------------------------------
                                   Its
                                     ------------------------------------------


                                   BORROWERS:

                                   K-TEL INTERNATIONAL (USA), INC.,
                                   a Minnesota corporation


                                   By
                                     ------------------------------------------
                                   Its
                                     ------------------------------------------


                                   DOMINION ENTERTAINMENT, INC.,
                                   a Minnesota corporation


                                   By
                                     ------------------------------------------
                                   Its
                                     ------------------------------------------


                                   K-TEL CONSUMER PRODUCTS, INC.,
                                   a Minnesota corporation


                                   By
                                     ------------------------------------------
                                   Its
                                     ------------------------------------------


                                   K-TEL TV, INC.,
                                   a Minnesota corporation


                                   By
                                     ------------------------------------------
                                   Its
                                     ------------------------------------------


                                   K-TEL VIDEO, INC.,
                                   a Minnesota corporation


                                   By
                                     ------------------------------------------
                                   Its
                                     ------------------------------------------


                                   GUARANTORS:

                                   K-TEL INTERNATIONAL, INC.,
                                   a Minnesota corporation


                                   By
                                     ------------------------------------------
                                   Its
                                     ------------------------------------------


                                   K-TEL ONLINE, INC.,
                                   a Minnesota corporation


                                   By
                                     ------------------------------------------
                                   Its
                                     ------------------------------------------

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